UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2020
Conn’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd., Suite 800 The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

(936) 230-5899
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CONN	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Director

On March 24, 2020, Conn’s, Inc. (the “Company”) announced the appointment of Ms. Sue Gove to its Board of Directors (the “Board”), effective as of March 24, 2020. Ms. Gove has been named to serve on the Board’s Audit Committee and its Credit Risk Committee. Ms. Gove is expected to stand for re-election at the annual stockholder meeting in May 2020.

The Board determined that Ms. Gove qualifies as independent under the rules of The NASDAQ Stock Market. There are no related party transactions between the Company and Ms. Gove that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements, agreements or understandings between the Company and Ms. Gove pursuant to which Ms. Gove was selected as a director.

Ms. Gove is President of Excelsior Advisors, LLC, a retail consulting and advisory firm, and served as a Senior Advisor to Alvarez & Marsal, a corporate consulting firm from March 2017 to March 2019. Prior to founding Excelsior Advisors in August 2014, she was the President and Chief Executive Officer of Golfsmith International Holdings, Inc., an American golf specialty retailer, from October 2012 to April 2014 and President, from February 2012 to April 2014. Ms. Gove also served Golfsmith as Chief Operating Officer from September 2008 to October 2012, as Chief Financial Officer from March 2009 to July 2012 and as Executive Vice President from September 2008 to February 2012. Ms. Gove currently serves on the boards of Bed Bath & Beyond Inc., an omni-channel retailer of goods and services that help make a house a home since 2019, IAA, Inc., a leading North American salvage auto auction since July 2019, and Tailored Brands, Inc., a retail holding company for various men's apparel stores since August 2017.

Ms. Gove will be compensated for service on the Board under the Company’s standard arrangement for non-employee directors, prorated from the date of appointment, as described in the Company’s proxy for the 2019 annual meeting of stockholders.

The Company also entered into the Company’s standard form of Indemnification Agreement with Ms. Gove.

Departure of President, Credit and Collections

On March 27, 2020, the Company announced the resignation of Mr. John Davis, President, Credit and Collections, effective March 27, 2020. Until a successor is appointed, Mr. Lee Wright, the Company’s Executive Vice President and Chief Operating Officer, will assume the duties of the President, Credit and Collections position.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.
Dated:	March 27, 2020	By:	/s/ Mark L. Prior
		Name:	Mark L. Prior
		Title:	General Counsel and Secretary